CHASE BANK, TRUSTEE                           DETERMINATION DATE:    02-AUG-02
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       07-AUG-02
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2002-1                    FOR THE PERIOD ENDED:  25-JUL-02
                                              LOCK-OUT DATE:         MAY-07

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                 CLASS I A-1       CLASS I A-2       CLASS I A-3     CLASS 1 A-4
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                 8,419,336.76        533,162.78        571,667.25      536,582.85

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE                                  1,463,877.05
    (B) PARTIAL PREPAYMENTS RECEIVED                               440,543.93
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)           3,478,588.73
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE                            0.00
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE                          0.00
    (F) PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)           0.00
    (G) ACCELERATED PRINCIPAL PAYMENT                            2,320,989.95
                                                                 ------------      ------------      ------------      ------------
 TOTAL PRINCIPAL DISTRIBUTION                                    7,703,999.66              0.00              0.00             0.00

(C) INTEREST DISTRIBUTION                                          715,337.10        533,162.78        571,667.25        536,582.85
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00              0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                        715,337.10        533,162.78        571,667.25        536,582.85

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE        271,025,829.34    134,129,000.00    120,351,000.00     98,006,000.00
    LESS: PRINCIPAL DISTRIBUTION                                 7,703,999.66              0.00              0.00              0.00
                                                                -------------     -------------     -------------     -------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE            263,321,829.68    134,129,000.00    120,351,000.00     98,006,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                          826,376.72     (H)                   Pool Factor
    SECTION 8.06 REIMBURSEMENT AMOUNT                                    0.00     CLASS I A-1           0.94207027
    SECTION 6.02 REIMBURSEMENT AMOUNT                                    0.00     CLASS I A-2           1.00000000
    REIMBURSEABLE FEES                                                   0.00     CLASS I A-3           1.00000000
                                                                  ------------    CLASS I A-4           1.00000000
 TOTAL FEES DUE SERVICER                                           826,376.72     CLASS I A-5           1.00000000
                                                                                  CLASS I M-1           1.00000000
                                                                                  CLASS I B-1           1.00000000
                                                                                  CLASS I B-2           1.00000000

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                  CLASS I A-5       CLASS I M-1     CLASS 1 B-1      CLASS 1 B-2
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   189,866.67        195,466.67      194,666.67        225,866.67

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)
                                                                 ------------      ------------      ------------      ------------
 TOTAL PRINCIPAL DISTRIBUTION                                            0.00              0.00              0.00              0.00

(C) INTEREST DISTRIBUTION                                          189,866.67        195,466.67        194,666.67        225,866.67
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00              0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                        189,866.67        195,466.67        194,667.67        225,866.67

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         32,000,000.00     32,000,000.00     32,000,000.00     32,000,000.00
    LESS: PRINCIPAL DISTRIBUTION                                         0.00              0.00              0.00              0.00
                                                                -------------     -------------     -------------      ------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             32,000,000.00     32,000,000.00     32,000,000.00     32,000,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                       Original Balance           Rate
    SECTION 8.06 REIMBURSEMENT AMOUNT                           279,514,000.00           3.2800%
    SECTION 6.02 REIMBURSEMENT AMOUNT                           134,129,000.00           4.7700%
    REIMBURSEABLE FEES                                          120,351,000.00           5.7000%
                                                                 98,006,000.00           6.5700%
 TOTAL FEES DUE SERVICER                                         32,000,000.00           7.1200%
                                                                 32,000,000.00           7.3300%
                                                                 32,000,000.00           7.3000%
                                                                 32,000,000.00           8.4700%

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -

(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)

 TOTAL PRINCIPAL DISTRIBUTION
                                                                 3,162,616.66
(C) INTEREST DISTRIBUTION                                        3,162,616.66
    UNPAID INTEREST SHORTFALL

TOTAL INTEREST DISTRIBUTION                                         70,583.33
                                                                                      When                 VMF SPC
(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE          7,703,999.66            743,807,829.68
    LESS: PRINCIPAL DISTRIBUTION                                                      is less than
                                                                                         760,000,000.00
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE                                                0.10
                                                                                          76,000,000.00
(E) FEES DUE SERVICER                                                                 We can prepay
    MONTHLY SERVICING FEE                                                       Rate
    SECTION 8.06 REIMBURSEMENT AMOUNT                               Class A-1   3.280%   271,025,829.34   8,889,549
    SECTION 6.02 REIMBURSEMENT AMOUNT                               Class A-2   4.770%   134,129,000.00   6,397,953
    REIMBURSEABLE FEES                                              Class A-3   5.700%   120,351,000.00   6,860,007
                                                                    Class A-4   6.570%    98,006,000.00   6,438,994
 TOTAL FEES DUE SERVICER                                            Class A-5   7.120%    32,000,000.00   2,278,400
                                                                    Class A-6   7.330%    32,000,000.00   2,346,600
                                                                    Class B-1   7.300%    32,000,000.00   2,336,000
                                                                    Class B-2   8.470%    32,000,000.00   2,710,400

                                                                                         751,511,829.34  38,257,002  5.09%

CHASE BANK, TRUSTEE                           DETERMINATION DATE:    02-AUG-02
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       07-AUG-02
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2002 A                    FOR THE PERIOD ENDED:  25-JUL-02



                                                    NO. OF    UNPAID PRINCIPAL   DELINQUENCY AS OF        NO. OF   UNPAID PRINCIPAL
(F) DELINQUENCY AS OF THE DUE PERIOD              CONTRACTS       BALANCE        CALENDAR MONTH END     CONTRACTS       BALANCE
    31-59 Days Delinquent                               916     28,448,626       31-59 Days Delinquent      280        1,198,327
    60-89 Days Delinquent                               191      8,082,149       60-89 Days Delinquent       59        2,478,794
    90+ Days Delinquent                                  27      1,160,261       90+ Days Delinquent         48        2,109,667

    3-Month Avg Thirty-Day Delinquency Ratio           N/A                     3-Month Avg Thirty-Day Delinquency Ratio   N/A
    3-Month Avg Sixty-Day Delinquency Ratio            N/A                     3-Month Avg Sixty-Day Delinquency Ratio    N/A


(G) Section 3.05 Repurchases                                          0.00

(I) Class R Distribution Amount                                       0.00           Acquisition Loss Amount
    Repossession Profits                                              0.00
                                                                                  Current Month Acquisition Loss Amount    16,736
(J) Principal Balance of Contracts in Repossession            3,172,262.49        Cumulative Acquisition Loss Amount       16,736

(K) Aggregate Net Liquidation Losses                                  0.00        Current Realized Loss Ratio       0.00
                                                                                  Cumulative Realized Loss Ratio    0.00%
(L) (x) Class B-2 Formula Distribution Amount                   225,866.67
    (y) Remaining Amount Available                              225,866.67
                                                                ----------
    Amount Of (x) Over (y)                                            0.00

(M) Class B-2 Liquidation Loss Amount                                 0.00

(N) Guarantee Payment                                                 0.00

(O) Unadvanced Shortfalls                                             0.00

                                                        No.         $
(P) Units Repossessed                                   17      684,754.51

(Q) Principal Prepayments Paid                                3,919,132.66

(R) Scheduled Principal Payments                              1,463,877.05

(S) Weighted Average Interest Rate                                   9.97%



                      Computation Of Available Distribution Amount
(i)  Certificate Account Balance At Monthly Cutoff-Vanderbilt                6,864,854.49
     Certificate Account Balance At Monthly Cutoff-Subservicer-21st          5,601,349.10

(ii) Monthly Advance Made                                                            0.00
(iii)Section 5.05 Certificate Fund Income-Vanderbilt                             5,762.44
(iii)Section 5.05 Certificate Fund Income-Subservicer-21st                       4,449.70

(V) Principal Due Holders                                                            0.00
Less:
(i) Scheduled Payments Of Principal And Interest
    Due Subsequent To The Due Period-Vanderbilt                                424,575.98
(i) Scheduled Payments Of Principal And Interest
    Due Subsequent To The Due Period-Subservicer-21st                          355,846.71


(ii) Due To The Servicer Pursuant To Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                         0.00
   (ii)  Reimbursement For Taxes From Liquidation Proceeds                           0.00
   (iii) Monthly Servicing Fee                                                 826,376.72
   (iv)  Reimbursable Liquidation Expenses                                           0.00
   (v)   Section 6.04 (C) Reimbursement                                              0.00
   (vi)  Section 8.06 Reimbursement                                                  0.00
   (vii) Amounts Not Required To Be Deposited-Subservicer-21st                       0.00

Total Due Servicer                                                             826,376.72

Available Distribution Amount-Vanderbilt                                     6,616,664.23
Available Distribution Amount-Subservicer-21st                               5,249,952.09

To Class A And B                                                            10,866,616.32

Monthly Excess Cashflow                                                              0.00

Weighted Average Remaining Term (Months)                                             0.00

  Scheduled Balance Computation

  Prior Month Balance                                                      793,321,654.46


  Current Balance                                     788,153,090.42
     Adv Principal                                        242,412.50
     Del Principal                                        456,858.17
  Pool Scheduled Balance                                                   793,938,644.75


  Principal Payments In Full                            3,478,588.73
  Partial Prepayments                                     440,543.93

  Scheduled Principal                                   1,463,877.05

  Collateral Balance                                                       788,153,090.42

  Overcollateralization Amount                                              44,130,815.07
  Targeted Overcollateralization Amount                                     64,000,000.00
